EXHIBIT 10.14

FIRST AMENDMENT TO

THE PHOENIX COMPANIES, INC.

NON-QUALIFIED EXCESS INVESTMENT PLAN

As Amended and Restated Effective September 1, 2009

The Phoenix Companies, Inc. Non-qualified Excess Investment Plan, as amended and restated effective September 1, 2009 (the “Plan”), is further amended effective April 1, 2010, as follows:

1.

Section 2.17 is amended to insert the phrase, ", as applied under the Savings and Investment Plan" after the phrase, "Code section 401(a)(17)."

2.

Section 2.28 is amended to add a new sentence at the end to read as follows:

Effective April 1, 2010, any Employee who meets the eligibility requirements in Article III shall be considered a Participant on the date set forth in Section 3.02, regardless of whether such Employee elects to participate in the Plan.

3.

Article II is amended to add the following new definition in alphabetical order as Section 2.14, and each subsequent section of Article II is renumbered accordingly:

2.14

"Discretionary Contribution" shall have the meaning provided under the Savings and Investment Plan.

4.

Section 3.02 is amended and restated in its entirety to read as follows:

3.02

Commencement of Participation.  Each eligible Employee shall become a Participant in the Plan as of the January 1 or July 1 next following the date he or she meets the eligibility requirement in Section 3.01.

5.

Section 4.02(c) is amended to insert the phrase, "through March 31, 2010" after the phrase, "continuing thereafter for Grandfathered Participants only" in the first sentence and to delete the term, "and" at the end of the section.

6.

Section 4.02(d) is amended to add a new sentence after the table to read as follows:

Effective April 1, 2010, this Section 4.02(d) shall provide a matching Company credit, as set forth above, for each Plan Year (including, for 2010, only the Excess Earnings for the period from April 1, 2010 through December 31, 2010) with respect to which a Grandfathered Participant has a deferral election in effect under this Plan; and

7.

Section 4.02 is amended to add a new subsection (e) at the end to read as follows:

(e)

Effective April 1, 2010, for each Plan Year (including, for 2010, only the Excess Earnings for the period from April 1, 2010 through December 31, 2010) with respect to a Participant who is eligible for a Discretionary Contribution, a non-elective Company credit equal to the Participant's Excess Earnings multiplied by the percentage of Discretionary Contribution provided under the Savings and Investment Plan for such year.  This non-elective Company credit shall be one hundred percent (100%) vested and credited as soon as practicable following the end of each Plan Year.